Exhibit 99.1

KENNEDY-WILSON, INC. AND PROSPECT ACQUISITION CORP.

ANNOUNCE CLOSING OF BUSINESS COMBINATION

BEVERLY HILLS, CA, November 13, 2009 — Kennedy-Wilson, Inc. (“Kennedy-Wilson”) (KWIC.PK) and Prospect Acquisition Corp. (NYSE Amex: PAX) (“Prospect” or the “Company”) announced today that they have completed their business combination following the approval today by Prospect’s stockholders of the transaction.

In connection with the business combination, the Company expects to continue trading its common stock and warrants on NYSE Amex under the symbols “KWIC” and “KWIC.WS”, respectively.

In addition to approving the business combination, Prospect’s stockholders also approved proposals to: (a) amend and restate its amended and restated certificate of incorporation to, among other things, change its name to “Kennedy-Wilson Holdings, Inc.”, increase its total number of authorized shares of capital stock, and to provide for the Company’s perpetual existence; (b) approve the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan and (c) elect seven directors. The new board of directors of the Company consists of William McMorrow, Cathy Hendrickson, Thomas Sorell, Jerry Solomon, Kent Mouton and Norman Creighton, who were directors of Kennedy-Wilson, and David Minella, who was the Chairman and Chief Executive Officer of Prospect.

The Company also announced that its warrantholders approved a proposal today to: (a) amend the warrant agreement governing the public warrants to allow public warrantholders to either receive, in exchange for their existing public warrants,  $0.55 in cash or to continue to hold their public warrants which have been amended to provide for an exercise price of $12.50, a redemption trigger price of $19.50 and an expiration date of November 14, 2013, subject to adjustment and proration; and (b) amend the terms of warrants purchased by certain affiliates of directors of Prospect to provide for an exercise price of $12.50, a redemption trigger price of $19.50 and an expiration date of November 14, 2013, subject to adjustment and proration.

About Kennedy-Wilson Inc.

Founded in 1977, Kennedy-Wilson is a vertically-integrated real estate investment and services company headquartered in Beverly Hills, CA with 21 offices in the U.S. and Japan. The company offers a comprehensive array of real estate services including property and asset management, brokerage and auction services, and construction and trust management. Through its fund management and separate account businesses, Kennedy-Wilson is a strategic investor and manager of real estate investments in the United States and Japan.

Kennedy-Wilson’s management team has acquired, developed and managed more than $15 billion of real estate. The senior management team has worked together on average for over a decade and has an average of over 25 years of real estate experience.

For further information on Kennedy-Wilson, please visit www.kennedywilson.com.

About Prospect Acquisition Corp.

Prospect is a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets, which it refers to as its initial business combination, in the financial services industry, which includes investment management firms.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this press release relating to future results, strategy and plans of Kennedy-Wilson and the Company (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words) constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to Kennedy-Wilson’s revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which Kennedy-Wilson is engaged, management of growth, Kennedy-Wilson’s business strategy and plans, fluctuations in customer demand, the result of future financing efforts and Kennedy-Wilson’s dependence on key personnel.  Kennedy-Wilson and the Company caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and neither Kennedy-Wilson nor the Company undertake any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Don Herrema

Vice Chairman and CEO of KW Capital Markets

(212) 355-2550